Exhibit 99.2

InZon Announces Officer and Director Resignation

February 20, 2103 (GLOBE NEWSWIRE) – InZon Corporation (OTCBB:IZON) (the “Company”) today announced that, effective as of February 18, 2013, Chun Ka Tsun resigned as a member of the Board of Directors and as the Chief Financial Officer of the Company.

Forward Looking Statements This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.